     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1999
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    Form S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                           TD WATERHOUSE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                  6791                                 13-4056516
  (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
   incorporation or organization)           Classification Code Number)                Identification Number)

                                100 WALL STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 806-3500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------
                              STEPHEN D. MCDONALD
                            CHIEF EXECUTIVE OFFICER
                           TD WATERHOUSE GROUP, INC.
                                100 WALL STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 806-3500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------

                                   COPIES TO:

         LEE MEYERSON, ESQ.                   R. GLENN BUMSTEAD, ESQ.                  STEPHEN L. BURNS, ESQ.
     SIMPSON THACHER & BARTLETT                SENIOR VICE PRESIDENT,                 CRAVATH, SWAINE & MOORE
        425 LEXINGTON AVENUE               GENERAL COUNSEL AND SECRETARY                  WORLDWIDE PLAZA
      NEW YORK, NEW YORK 10017               THE TORONTO-DOMINION BANK                   825 EIGHTH AVENUE
           (212) 455-2000                     TORONTO DOMINION CENTRE                 NEW YORK, NEW YORK 10019
                                              TORONTO, ONTARIO M5K 1A2                     (212) 474-1000
                                                   (416) 982-8345

                      ------------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. M File No. 333-77521
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM
                                                                 AGGREGATE OFFERING           AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED             PRICE (1)(2)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock par value $.01 per share.......................        $134,000,000               $37,252
---------------------------------------------------------------------------------------------------------------

(1) A portion of the shares to be registered represents shares that are to be offered outside of the United States but that may be resold from time to time in the United States. Such shares are not being registered for the purpose of sales outside the United States.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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

                                      NOTE

     This registration statement has been filed pursuant to Rule 462(b) under the Securities Act of 1933. The Registrant hereby incorporates by reference into this registration statement its registration statement on Form S-1, as amended (No. 333-77521), filed on April 30, June 7, June 17 and June 22, 1999, and declared effective by the SEC on June 22, 1999.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS

     All exhibits filed with the Registration Statement No. 333-77521 are incorporated by reference into, and shall be deemed part of, this registration statement, except for the following which are filed herewith.

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
 5.1      Opinion of Simpson Thacher & Bartlett as to validity of
          common stock
 8        Opinion of Simpson Thacher & Bartlett regarding certain tax matters (included in Exhibit 5.1)
23.1      Consent of PricewaterhouseCoopers LLP
23.2      Consent of Simpson Thacher & Bartlett (included in Exhibit
          5.1)
99.1      Consent of Nominee Director
99.2      Consent of Nominee Director
99.3      Consent of Nominee Director
99.4      Consent of Nominee Director

     (b) All other schedules are omitted as the required information is included in the Registrant's consolidated financial statements or the related notes or such schedules are not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of June, 1999.

                                          TD WATERHOUSE GROUP, INC.

                                          By:    /s/ STEPHEN D. MCDONALD
                                            ------------------------------------
                                            Name: Stephen D. McDonald
                                            Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 22, 1999 by the following persons in the capacities indicated.

                     SIGNATURE                                             TITLE
                     ---------                                             -----
              /s/ STEPHEN D. MCDONALD                Chief Executive Officer and Deputy
---------------------------------------------------  Chair of the Board of Directors
                Stephen D. McDonald                  (Principal Executive Officer)

                         *                           Executive Vice-President and Chief Financial
---------------------------------------------------  Officer
                  B. Kevin Sterns                    (Principal Financial and Accounting Officer)

                         *                           Chairman of the Board of Directors
---------------------------------------------------
                A. Charles Baillie

                         *                           Director
---------------------------------------------------
                 Frank J. Petrilli

                         *                           Director
---------------------------------------------------
                    John G. See

                         *                           Director
---------------------------------------------------
            Lawrence M. Waterhouse, Jr.

* By /s/ Stephen D. McDonald
     Name:  Stephen D. McDonald
     Title:   Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                        SEQUENTIAL
EXHIBIT                                                                    PAGE
NUMBER    DESCRIPTION                                                     NUMBER
-------   -----------                                                   ----------
 5.1      Opinion of Simpson Thacher & Bartlett as to validity of
          common stock
 8        Opinion of Simpson Thacher & Bartlett regarding certain tax matters (included in Exhibit 5.1)
23.1      Consent of PricewaterhouseCoopers LLP
23.2      Consent of Simpson Thacher & Bartlett (included in Exhibit
          5.1)
99.1      Consent of Nominee Director
99.2      Consent of Nominee Director
99.3      Consent of Nominee Director
99.4      Consent of Nominee Director